EXHIBIT 99.1
Components of Validus Insufficient Valuation 0 $2.00 cash consideration from Validus offer is Transatlantic's own money that we plan to use over the next two months for open market share repurchases. Validus would like Transatlantic management to stop its buyback and defer distributing this cash Validus should not take credit for this as part of their consideration Transatlantic believes its stock is undervalued and therefore will create more value to stockholders by buying back its own stock versus paying the cash out as a dividend Stock from Validus Cash Raised from Leveraging Transatlantic Balance Sheet $53.60 Value of Validus Offer